Exhibit 99.1

Nevro Receives Approvable Letter from U.S. Food and Drug Administration for Senza® Spinal Cord Stimulation System

Nevro to Host Investor Conference Call Friday, January 23 at 8:30 a.m. ET

Menlo Park, Calif., January 22, 2015 –Nevro Corp. (NYSE: NVRO), a medical device company that has developed and commercialized an innovative, evidence-based neuromodulation platform for the treatment of chronic pain, today announced that it has received a letter from the U.S. Food and Drug Administration (FDA) informing the company of the approvability of its Premarket Approval Application (PMA) for the Senza spinal cord stimulation (SCS) system. According to the approvable letter, approval of the PMA is subject to satisfaction of regulatory inspections and audits of manufacturing facilities, methods and controls for Senza to ensure compliance with the FDA’s Quality System Regulation, as well as finalization of the product’s labeling with the FDA.

“We are pleased that the FDA has determined our Senza SCS system to be approvable based on the strength of the data provided in the PMA. We are working to satisfy the conditions of approval and anticipate initial commercial availability in the U.S. by mid-2015”, said Michael DeMane, Chairman and Chief Executive Officer of Nevro. “I would like to thank everyone involved in our SENZA-RCT study, especially the investigators, study coordinators, Nevro employees, and most importantly the patients who consented to participate in the first ever comparative, prospective randomized pivotal trial in the history of spinal cord stimulation.”

Dr. Leonardo Kapural, the lead investigator of the SENZA-RCT study, presented the study results at the Groundbreaking Clinical Trial Results plenary session of the 2014 North American Neuromodulation Society Meeting in December. The Senza system is commercially available in Europe and Australia where over 2,500 patients have been treated to date.

Investor Conference Call

Nevro will host an investor conference call beginning at 8:30 a.m. Eastern Time on Friday, January 23, 2015. The conference call can be accessed by dialing (877) 201-0168 domestically and (647) 788-4901 internationally (Conference ID: 72127626), or from the webcast on the “Investors” section of the company’s website at: www.nevro.com. The webcast will be available on the company’s website for two weeks following the completion of the call.

About the Senza System and HF10 Therapy

The Senza system is the only SCS system that delivers Nevro’s proprietary HF10 therapy, an SCS therapy that provides electrical pulses to the spinal cord to alleviate pain. The electrical pulses are delivered by small electrodes on leads that are placed near the spinal cord and are connected to a compact, battery-powered generator implanted under the skin. As demonstrated in the SENZA-RCT study, HF10 therapy provides pain relief without paresthesia (a constant tingling sensation that is the basis of traditional SCS therapy).

About Nevro

Headquartered in Menlo Park, California, Nevro is a medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the Senza® spinal cord stimulation (SCS) system, an evidence-based neuromodulation platform for the treatment of chronic pain. The Senza system is the only SCS system that delivers Nevro’s proprietary HF10™ therapy. In the United States, the Senza system is limited by federal law to investigational use only. Senza, HF10, Nevro and the Nevro logo are trademarks of Nevro.

Forward-Looking Statements

This press release contains forward-looking statements with respect to our business, strategic initiatives and growth, including statements related to our expectations about the potential for FDA approval of our PMA for Senza and the timing of commercial availability in the United States. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to obtain regulatory approval from the FDA of Senza in the United States, and successfully commercialize Senza; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; additional capital and credit availability; and our ability to attract and retain qualified personnel. These factors, together with those that are described in greater detail in our reports that we file with the SEC, including our Quarterly Report on Form 10-Q for the third quarter ended September 30, 2014, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Investor Relations Contact:

Westwicke Partners

Lynn Pieper

(415) 202-5678

Lynn.pieper@westwicke.com